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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2018

April 13, 2018

              Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Thursday, May 24, 2018, at 8:00 a.m., Eastern Time, at the offices of Chadbourne & Parke LLP located at 1301 Avenue of the Americas, New York, NY 10019 for the following purposes:

  1.
  To elect as directors the nine nominees named in the attached proxy statement;

  2.
  To conduct a non-binding, advisory vote on executive compensation;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2018 fiscal year; and

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

              These matters are more fully discussed in the accompanying proxy statement.

              Shareholders of record at the close of business on March 19, 2018 are entitled to notice of and to vote at the meeting and any adjournment thereof.

              Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION

R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary

              We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2017 on or about April 13, 2018.

Our proxy statement and annual report are available online at: www.proxyvote.com

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2018 ANNUAL MEETING

Date and Time:	Thursday, May 24, 2018, at 8:00 a.m. Eastern Time
Place:	Chadbourne & Parke LLP located at 1301 Avenue of the Americas, New York, NY 10019
Record Date:	March 19, 2018
Voting:	Each share of common stock outstanding at the close of business on March 19, 2018 has one vote on each matter that is properly submitted for a vote at the annual meeting.

PROPOSALS AND BOARD RECOMMENDATION

PROPOSAL	Board Recommendation	Page Reference (for more details)
Election of Directors	FOR each Director Nominee	7
Non-Binding, Advisory Vote on Executive Compensation	FOR	61
Ratification of PricewaterhouseCoopers as our Independent Registered Certified Public Accounting Firm	FOR	62

2017 EXECUTIVE COMPENSATION HIGHLIGHTS

The following summary of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders. For a comprehensive discussion of our executive compensation, see "Compensation Discussion and Analysis", beginning on page 31 of this proxy statement.

What We Do	What We Don't Do

✓

Executive compensation program tied to our financial and operating performance and the creation of shareholder value

✓

Robust stock ownership guidelines applicable to executive officers

✓

Rigorous stock retention requirements applicable to NEOs

✓

Policies prohibiting hedging of shares by NEOs, employees and directors

✗ NEOs not eligible for guaranteed bonuses ✗ No tax gross ups ✗ No excessive perquisites ✗ No single-trigger vesting of awards upon a change of control

BOARD AND GOVERNANCE HIGHLIGHTS

We believe good governance is critical to achieving long-term shareholder value. The following table summarizes certain highlights of our corporate governance practices, policies and highlights. For a comprehensive discussion of our corporate governance policies, see "Corporate Governance", beginning on page 13 of this proxy statement.

✓

Director resignation policy for all directors in uncontested elections

✓

Annual election of directors

✓

Majority independent board

✓

Regular shareholder engagement on governance, compensation and other issues of interest to our shareholders

✓

Robust stock ownership guidelines applicable to directors

✓

Independent lead director facilitates and strengthens the Board's independent oversight

✓

Independent directors meet in executive session without management present

✓

Strong board oversight of risk management process

✓

Annual board evaluations and self-assessments

✓

Policies prohibiting hedging of shares by directors

✓

No related person transactions in 2017

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 24, 2018

The proxy materials listed below are available to you at www.proxyvote.com. You will need your 12-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

  •
  our annual report for the fiscal year ended December 31, 2017;

  •
  our 2018 proxy statement (including all attachments thereto);

  •
  the proxy card; and

  •
  any amendments to the foregoing materials that are required to be furnished to shareholders.

              Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to our shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

              This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the "Board", for the 2018 annual meeting of shareholders, or the "Annual Meeting". The terms "World Fuel", "Company," "we," "our" and "us" used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

              We are utilizing the Securities and Exchange Commission, or "SEC", rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 13, 2018, we sent our shareholders at the close of business on March 19, 2018 a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the "Notice". The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

World Fuel Services Corporation     |     2018 Proxy Statement    1

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the date, time and place of the Annual Meeting?

              Our Annual Meeting will be held on Thursday, May 24, 2018, at 8:00 a.m., Eastern Time, at the offices of Chadbourne & Parke LLP located at 1301 Avenue of the Americas, New York, NY 10019.

What am I being asked to vote on and what is the Board recommendation?

              At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect nine directors each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered certified public accounting firm for the 2018 fiscal year.	FOR

              You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

              Only holders of record of our common stock at the close of business on March 19, 2018, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 67,699,300 shares of our common stock were issued and outstanding.

What is the difference between a shareholder of record and a beneficial owner?

              If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the "shareholder of record."

              If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a "nominee," you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

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What are the voting rights of our shareholders?

              Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on March 19, 2018, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What constitutes a quorum?

              A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting in person or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are "broker non-votes" and how are they treated?

              A "broker non-vote" occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or "NYSE", allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

              The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Non-Binding, Advisory Vote on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

              If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How are abstentions treated?

              Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

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Will my shares be voted if I do not provide my proxy?

              If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to "routine" matters (as described above under the caption "What are "broker non-votes" and how are they treated?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

    To Vote by Internet, Telephone or Mail:

              You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  •
  To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

  •
  If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

    1)
    By Internet: by visiting www.proxyvote.com

    2)
    By phone: by using the phone number listed on the Notice

              To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on Wednesday, May 23, 2018.

    To Vote in Person:

              If your shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

              If you hold your shares in "street name," you will need to bring a valid photo identification to the Annual Meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach such legal proxy to your completed proxy card and deliver it in person.

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What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The nine nominees for election as directors will be elected by a "plurality" of the votes cast at the Annual Meeting. This means that the nine nominees who receive the highest number of "FOR" votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. "Withhold" votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 7 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for the 2018 fiscal year.

How will my proxy holder vote?

              The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Non-Binding, Advisory Vote on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What happens if additional matters are presented at the Annual Meeting?

              Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, "FOR" or "AGAINST" such other matters.

Can I change my vote after I have voted?

              Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy, whether

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submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing with our Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) appearing at the Annual Meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

If I plan to attend the Annual Meeting, should I still vote by proxy?

              Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

What do I need to bring with me in order to attend the Annual Meeting?

              If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

              If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on March 19, 2018 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

              We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

How can I nominate directors at an Annual Meeting?

              Our By-Laws provide that a shareholder wishing to nominate a director at a shareholders' meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

What was the deadline to nominate a director for the Annual Meeting?

              According to the advance notice provisions contained in our By-Laws, any shareholder who intended to nominate a director at the Annual Meeting was required to deliver a notice to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, FL 33178 not less than 90 days (February 26, 2018) nor more than 120 days (January 25, 2018) prior to the anniversary date of the 2017 annual meeting of shareholders (May 25, 2018). A nomination not made in accordance with the procedures set forth in our By-Laws is void.

Who should I call with other questions?

              If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

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I. PROPOSAL NO. 1—ELECTION OF DIRECTORS

              Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.

              The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors.

Director Resignation Policy

              We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision regarding the tendered resignation within 90 days after certification of the election results. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

Director Nominees

              We believe that each of our nominees possesses the experience, skills and qualities to fully perform his duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other's respective experiences, skills and qualities. For an additional discussion of the nomination process, see "The Governance Committee and Nominating Subcommittee" beginning on page 19 of this proxy statement.

              The following table sets forth certain information with respect to each nominee for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual's service as a director, business experience, director positions held currently or within the last

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five years, and the experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

MICHAEL J. KASBAR

Chairman, President and Chief Executive Officer Age: 61 Director Since: 1995	Mr. Kasbar has served as Chairman of the Board since May 2014 and has served as our President and Chief Executive Officer since January 2012. From July 2002 to December 2011, he served as our President and Chief Operating Officer. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar is the first cousin of our director, Richard A. Kassar.

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 20 years of service with us and 30 years of experience in the fuel services business.

KEN BAKSHI

Director Age: 68 Director Since: 2002 Committees: • Compensation (Chairman) • Nominating Subcommittee (Chairman) • Governance • Technology and Operations	Mr. Bakshi has served as our director since 2002. Since June 2003, Mr. Bakshi has also been managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From July 2013 to June 2015, Mr. Bakshi served as Executive Chairman of the board of directors of Amala Inc., a skin care products company. Prior to that, from April 2008 to July 2013, he was Chairman of the board of directors and Chief Executive Officer of Amala Inc. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly-traded corporations.

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JORGE L. BENITEZ

Director Age: 58 Director Since: 2015 Committees: • Governance • Technology and Operations (Chairman)	Mr. Benitez has served as our director since January 2015. Mr. Benitez retired from Accenture plc in September 2014 after more than 33 years of service, the last three years of which Mr. Benitez served as Chief Executive Officer of North America, where he had primary responsibility for Accenture's business and operations in North America. From September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer, Products Operating Group, the largest of Accenture's five operating groups, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services. Prior to that, Mr. Benitez held various senior leadership roles and other positions since joining Accenture in 1981. Mr. Benitez now serves as a director and member of the risk and compliance committee of Fifth Third Bancorp, a Nasdaq company.

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly-traded corporation.

STEPHEN J. GOLD

Director Age: 59 Director Since: 2017 Committees: • Governance • Technology and Operations	Mr. Gold has served as our director since October 2017. Mr. Gold has more than 30 years of information systems management experience. He most recently served as Executive Vice President Technology and Operations Innovation, Chief Information Officer for CVS Health Corporation ("CVS") from July 2012 to December 2017. Mr. Gold was CVS' senior technology executive and had responsibility for all information systems and technology, digital business operations, and client service operations. Prior to CVS, Mr. Gold served as Senior Vice President and Chief Information Officer for Avaya, Inc. from April 2010 to July 2012, where he was responsible for guiding all aspects of the company's technology strategy, as well as leading IT business operations and systems globally. Prior to joining Avaya, Mr. Gold was the Executive Vice President, Chief Information Officer and Corporate Chief Technology Officer for GSI Commerce, Inc. from January 2005 to April 2010.

Mr. Gold brings to the Board significant experience in technology, information systems management and cybersecurity.

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RICHARD A. KASSAR

Director Age: 70 Director Since: 2002 Committees: • Audit • Compensation • Governance • Technology and Operations	Mr. Kassar has served as our director since 2002. Mr. Kassar is the Chief Financial Officer of Freshpet Company, a Nasdaq company [FRPT] since July 2014 and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. Previously, Mr. Kassar had served as President of Freshpet Company from January 2011 to July 2014 and as Chief Executive Officer from October 2006 to December 2010. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009. Mr. Kassar is the first cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

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JOHN L. MANLEY

Director Age: 69 Director Since: 2010 Committees: • Audit (Chairman) • Governance • Technology and Operations	Mr. Manley has served as our director since October 2010. Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley served as a director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015. Mr. Manley is a Certified Public Accountant, on inactive status.

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

J. THOMAS PRESBY

Director, Age: 78 Director Since: 2003 Committees: • Audit • Governance • Nominating Subcommittee	Mr. Presby has served as our director since February 2003. Mr. Presby retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the U.S. and abroad, including the posts of Deputy Chairman and Chief Operating Officer. During his tenure as director of our Company, he served as chairman of the audit committee for eleven years and as Lead Independent Director for three years. In addition, Mr. Presby now serves as a director of First Solar, Inc., where he chaired the audit committee for ten years. Previously, Mr. Presby served as a director and chairman of the audit committee of the following public companies: American Eagle Outfitters, Inc., Exam Works Group, Inc., Invesco Ltd., Practice Works Inc., Tiffany & Co. and TurboChef Technologies, Inc. He also served as director and chairman of the audit committee of the German Marshall Fund of the United States and as a trustee of Rutgers University and Montclair State University. Mr. Presby is a Life Member of the American Institute of Certified Public Accountants and a Governance Fellow of the National Association of Corporate Directors, which named him as one of the top 100 directors of 2011 by the NACD.

Mr. Presby brings to the Board extensive experience in finance and accounting as well as significant management experience in the U.S. and abroad.

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STEPHEN K. RODDENBERRY

Director, Lead Independent Director Age: 69 Director Since: 2006 Committees: • Governance (Chairman; Presiding Director) • Compensation	Mr. Roddenberry has served as our director since June 2006. Mr. Roddenberry is a partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.

Mr. Roddenberry brings to the Board extensive experience in private equity mergers and acquisitions, investment management, venture capital, public finance and securities.

PAUL H. STEBBINS

Chairman Emeritus Age: 61 Director Since: 1995	Mr. Stebbins has served as Chairman Emeritus since May 2014 and has served as our director since June 1995. Prior to his appointment as Chairman Emeritus, from January 2012 to May 2014, Mr. Stebbins served as Executive Chairman of the Board. From July 2002 to December 2011, he served as our Chairman of the Board and Chief Executive Officer and, from August 2000 to July 2002, he served as our President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a Nasdaq company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and Board of Directors of The Silk Road Project founded by Yo-Yo Ma (silkroadproject.org). Mr. Stebbins is also a member of the leadership council of Fix The Debt Campaign (fixthedebt.org) and the Council on Foreign Relations, as well as the Energy Security Leadership Council of S.A.F.E. (Securing America's Future Energy—secureenergy.org).

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and over 30 years of experience in the fuel services business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

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II. CORPORATE GOVERNANCE

Board Leadership Structure

              The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

  •
  the person filling each role;

  •
  the presence of a lead independent director and the person in that role;

  •
  the composition, independence, and effectiveness of the entire Board;

  •
  other corporate governance structures in place; and

  •
  our management succession plan.

              Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board's overall decision-making process.

              In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes that are in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

  •
  the presence of, and the responsibilities and authority of, the Board's strong lead independent director;

  •
  the composition of the Board which includes a super-majority of independent non-management directors;

  •
  the composition of the Board's standing committees which are comprised of and chaired solely by independent non-management directors;

  •
  the fact that the independent non-management directors meet in regular executive sessions without management present to discuss the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and

  •
  the fact that all Board members have unrestricted access to management and outside advisors.

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Lead Independent Director

              Our independent directors annually elect our lead independent director. Consistent with best practices, our lead independent director:

  •
  presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors at which the Chairman of the Governance Committee is not present;

  •
  serves as a liaison between the Chairman of the Board and the independent directors;

  •
  approves meeting agendas for the Board;

  •
  approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors;

  •
  if requested by major shareholders, ensures that he or she is available for consultations and direct communication;

  •
  has the authority to retain outside advisors and consultants who report directly to the Board; and

  •
  consults with and assists the Chief Executive Officer in accomplishing his objectives as the Chief Executive Officer deems appropriate.

              Currently, Mr. Roddenberry serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

              We regularly engage with our shareholders to understand better their perspectives on our Company, including our strategies, performance, matters of corporate governance and executive compensation. This dialogue has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation policies. During 2017, we interacted with 18 of the 25 largest active shareholders of our common stock, representing approximately 52% percent of our outstanding shares. We believe that all these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees. As a result of the feedback we received from our shareholders in the past few years, we have, among other things:

  •
  adopted a director resignation policy for all directors in uncontested elections;

  •
  enhanced our disclosure regarding our director nomination process and the combined skills of our board;

  •
  modified our compensation programs for our segment executives so that their compensation is more closely aligned with our aggregate financial performance; and

  •
  modified our 2017 long-term incentive compensation programs to enhance predictability and shareholder alignment.

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Meetings

              During 2017, the Board met four times. Each current director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2017 annual meeting of shareholders, with the exception of Mr. Gold, who was not serving as a director on the date of the annual meeting.

              All of our independent directors meet in executive session (without management present) prior to each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

Director Independence

              Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NYSE listing standards and Section 162(m) of the Internal Revenue Code (the "Code"). The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

              Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board and that only non-employee directors may serve on any Board Committee. Our Board affirmatively determined that all of our directors serving on a Committee, Messrs. Bakshi, Benitez, Gold, Kassar, Manley, Presby and Roddenberry are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Mr. Kasbar is not deemed to be an independent director because of his employment relationship with us and as a result, Mr. Kasbar is precluded from sitting on our Audit, Compensation, Governance and Technology and Operations Committees.

Committees of the Board

              Our Board has four standing committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. The following table

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illustrates the current membership of each of our Board's committees, which are composed entirely of independent directors:

Director	Audit	Compensation	Governance	Technology and Operations

Ken Bakshi		Chairman
Jorge L. Benitez				Chairman
Stephen J. Gold
Richard A. Kassar
John L. Manley	Chairman
J. Thomas Presby
Stephen K. Roddenberry			Chairman

              Each of the Board's committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2017, each of the committees reviewed its charter, and each of the committees except the Governance Committee revised its charter. A current copy of each committee charter can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The members of each of the committees conducted evaluations of their respective committee's performance during 2017 in accordance with the requirements of their respective committee charters.

The Audit Committee

              The Audit Committee consists of Messrs. Kassar, Presby and Manley, who serves as Chairman. The Audit Committee held nine meetings during 2017.

    Independence and Financial Expertise

              The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC's requirements with respect to the independence of audit committee members. The Board has also determined that all of the members of the Audit Committee meet the SEC's definition of an "audit committee financial expert."

              The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

    Responsibilities

              Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting

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principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. The Audit Committee:

  •
  reviews the qualifications, independence and performance of our independent registered certified public accounting firm;

  •
  approves the appointment of our independent registered certified public accounting firm for the ensuing year;

  •
  reviews the scope and budget for the annual audit;

  •
  reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements;

  •
  approves all audit and non-audit services to be provided by the independent registered certified public accounting firm;

  •
  reviews the scope of, and compliance with, our internal controls;

  •
  reviews the effectiveness of our internal audit function;

  •
  reviews and discusses with management and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment, risk management programs, and information security;

  •
  establishes procedures for: (i) the receipt, retention, and treatment of complaints we receive from our employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  monitors and reviews annually our compliance with our Code of Conduct;

  •
  at least annually, reviews with Company counsel any legal matters that could have significant impact on our financial statements or our compliance with applicable laws and regulations; and

  •
  recommends to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K.

The Compensation Committee

              The Compensation Committee consists of Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. During 2017, the Compensation Committee held eight meetings.

    Independence

              The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a

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subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

    Responsibilities

              The role of the Compensation Committee is to establish and oversee the compensation plans, policies and programs applicable to our executive officers. The Compensation Committee:

  •
  annually determines the goals and objectives relevant to the compensation of our Chief Executive Officer and Chairman of the Board (if our officer);

  •
  evaluates the performance of our Chief Executive Officer and Chairman of the Board (if our officer) in light of such goals and objectives;

  •
  establishes the compensation levels of our Chief Executive Officer and Chairman of the Board (if our officer), including long-term incentive compensation, based on this evaluation;

  •
  annually reviews and approves goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer;

  •
  evaluates the performance of each named executive officer in light of such goals and objectives;

  •
  establishes the named executive officers' compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer;

  •
  annually reviews and approves the compensation of other executive officers, if any, based upon recommendations of our Chief Executive Officer;

  •
  reviews and makes recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and the administration of such plans;

  •
  establishes and monitors compliance with stock retention and ownership requirements for executive officers;

  •
  approves employment, severance and consulting contracts with executive officers;

  •
  conducts a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers on an annual basis;

  •
  reviews and discusses with management the Compensation Discussion and Analysis included in our annual proxy statement or annual report on Form 10-K and recommends such inclusion to the Board;

  •
  reviews and recommends to the Board the frequency with which we will conduct advisory shareholder votes on executive compensation;

  •
  reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes;

  •
  with the Governance Committee, considers management development and succession; and

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  •
  reviews and makes recommendations to the Board on non-management director compensation, including stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

              During the 2017 fiscal year, Messrs. Bakshi, Kassar and Roddenberry served as members of our Compensation Committee. None of these directors was employed by us during that time and there were no "compensation committee interlocks" as described under the SEC rules.

The Governance Committee and Nominating Subcommittee

              Currently, the Governance Committee consists of seven independent directors: Messrs. Bakshi, Benitez, Gold, Kassar, Manley, Presby and Roddenberry, who serves as Chairman. The Governance Committee meets in executive session (without management present) in connection with each scheduled Board meeting and at other times as it deems necessary. The Governance Committee held four meetings during 2017.

    Independence

              The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards.

    Responsibilities

              The Governance Committee:

  •
  recommends to the Board the corporate governance principles and polices applicable to us;

  •
  leads the Board in its annual performance evaluation of the Board and its individual members;

  •
  identifies individuals qualified to become members of the Board;

  •
  reviews qualifications of, and recommends to the Board, the director nominees for the annual meeting of shareholders and to fill vacancies and newly created directorships;

  •
  recommends to the Board the members to serve on the Board's committees;

  •
  recommends to the Board criteria for Board membership and the size and composition of the Board;

  •
  recommends performance criteria for the Board and reviews the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board's committees;

  •
  recommends to the Board whether to accept or reject a director resignation, or take other action, where a director receives a greater number of "withheld" than "for" votes in an uncontested election;

  •
  recommends overall compensation for directors;

  •
  reviews and approves related person transactions;

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  •
  with the Compensation Committee, considers management development and succession; and

  •
  annually evaluates the performance of the named executive officers and discusses any changes to the named executive officers' compensation.

    Nominating Subcommittee

              The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, currently Messrs. Presby and Bakshi, who serves as Chairman.

    Director Nominee Qualifications and the Nomination Process

              The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Governance Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements, business strategy, and the long-term interests of our shareholders. The Governance Committee periodically assesses the skills and experience required of directors, comparing our needs in Board composition and the individual skills and experience of our directors. This assessment enables the Governance Committee to update the skills and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. As a result of such periodic assessment, the Governance Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes is necessary to create a balanced and effective Board.

              The skills, experience and qualifications that the Board considered in determining that each director nominee should serve on the Board are included in their individual biographies beginning on page 8 of this proxy statement. The table on the following page further highlights certain of the skills and experience of each director that our Board considers important in determining that each nominee should serve on the Board in light of our business, operational objectives and strategic direction.

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              To the extent that the Governance Committee believes that specific skills or experience needs to be added to the Board, the Governance Committee initiates a search for a Board nominee, seeking input from board members and senior management, and hiring a search firm, if deemed necessary. In 2016, the Governance Committee assessed the Board's matrix of skills and experience for the purpose of identifying additional skills and experience that would benefit the current composition of the Board. Based on this assessment and its consideration of our current operating requirements, business strategy and the long-term interests of our shareholders, the Governance Committee identified the need for skills and experience in the area of commercialization of technology to be represented on our Board. As a result, in 2017, at the direction of the Governance Committee, we engaged a search firm to conduct a search on our behalf to identify potential candidates with, among other qualifications,

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experience in the use of technology in transforming business processes and was instructed to include diverse candidates, such as by race, gender and ethnicity. Based on such search, the search firm identified and recommended to the Governance Committee Mr. Gold as a director candidate with extensive relevant experience. The Governance Committee interviewed Mr. Gold and recommended his appointment to the Board. The Board appointed Mr. Gold as a director in October 2017. Further details regarding Mr. Gold's qualifications, skills and experience are set forth in his individual biography on page 9 of this proxy statement and in the table above.

              The Governance Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. There are no specific, minimum qualifications that must be met by each nominee, however, the Governance Committee evaluates a candidate's intellect, integrity and judgment as well other factors deemed appropriate in adding value to the composition of the Board, such as public service. In addition, the Governance Committee evaluates a nominee based on his or her diversity of background, skills, experience and viewpoints. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria such as that described above and will continue to include diversity, such as race, gender and ethnicity, as a component of its candidate searches.

              Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit such directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director.

              We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

The Technology and Operations Committee

              The Technology and Operations Committee currently consists of five independent directors, Messrs. Bakshi, Gold, Kassar, Manley and Benitez, who serves as Chairman. The Technology and Operations Committee held four meetings during 2017.

    Responsibilities

              The role of the Technology and Operations Committee is to assist the Board in overseeing our significant technology and operations initiatives. The Technology and Operations Committee reviews and discusses:

  •
  the financial, tactical and strategic benefits of our significant technology and operations initiatives;

  •
  our progress on significant technology and operations projects and initiatives;

  •
  our technology and operations policies;

  •
  our programs relating to business continuity and disaster recovery; and

  •
  our other significant technology-related risks.

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              The Technology and Operations Committee also periodically consults with the Audit Committee of the Board regarding technology and operations systems and processes that relate to our internal control systems, as well as information security.

Corporate Governance Principles

              The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

  •
  Role of the lead independent director;

  •
  Director independence;

  •
  Director qualifications, functions and tenure;

  •
  Committees of the Board;

  •
  Director orientation and continuing education;

  •
  Management development and succession planning;

  •
  Director resignation policy in uncontested elections; and

  •
  Director compensation.

              Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Code of Conduct

              All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at www.wfscorp.com, either by clicking on About Us and then Ethics & Compliance, or by clicking on Investor Relations and then Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found on our website at www.wfscorp.com, by clicking on About Us and then Ethics & Compliance.

Review and Approval of Related Person Transactions

              Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

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              For purposes of our policy, we review all of the following relationships and transactions between us and:

  •
  our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

  •
  any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

  •
  any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing or any primary business affiliation of any of the foregoing.

              Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K.

              In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions shall not be deemed to create or involve a direct or indirect "material" interest for a related person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person's interest arises solely based on his or her position as (a) a director of the other entity, (b) a holder, together with his or her immediate family members, of less than 10% equity interest in the aggregate in the other entity (other than a partnership), (c) a limited partner in a partnership in which the related person, together with his or her immediate family members, has an interest of less than 10% and such person is not a general partner of and does not hold another position in the partnership, and (d) an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient's total annual revenues, (2) any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends), and (3) any charitable contributions if the related person's interest arises only from (a) the person's or the person's immediate family member's position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (b) the person's or person's immediate family member's position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization's total annual receipts.

              If the Chairman of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee reviews any related person transactions that are not among the types described above, and determines whether to approve or ratify any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

  •
  the benefits to us;

  •
  the impact on a director's independence, if relevant;

  •
  the availability of other sources for comparable products or services;

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  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

              The Governance Committee will only approve or ratify related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. The Governance Committee will regularly review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

              There were no reportable transactions in 2017.

Board's Role in Risk Oversight

              The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

              The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below:

Board or Committee	Area of Risk Oversight
Board

•

Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

Audit

•

Considers risks associated with the financial reporting and disclosure process, major litigation, information security, and regulation and legal compliance and discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

Compensation	• Considers risks associated with our compensation programs, policies and practices.
Governance	• In conjunction with the Compensation Committee, considers risks associated with management development and succession.
Technology and Operations	• Considers risks associated with technology-related operations and processes.

              Each committee also provides periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of our risk profile.

              Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise-wide basis. The principal purposes of these assessments are to:

  (i)
  ensure that risk management efforts are focused and directly linked to the underlying strategy of the organization;

  (ii)
  implement a sustainable and scalable framework to identify, manage and monitor risk;

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  (iii)
  assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and

  (iv)
  enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans. The results of these risk assessments are regularly communicated to the Board.

              Each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Compensation of Directors

Fees Earned or Paid in Cash

              Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors is as follows:

  •
  the annual fee payable to non-management directors for their service on the Board is $75,000;

  •
  the additional fee payable to the lead independent director is $40,000 per year;

  •
  the additional fee payable to members of the Audit Committee is $12,000, while the additional fee payable to members of each of the Compensation Committee and Technology and Operations Committee is $10,000 per year for each committee served and the additional fee payable to members of the Nominating Subcommittee is $4,000 per year; and

  •
  the additional fee payable to the Chairman of each of the Audit Committee, Compensation Committee and Technology and Operations Committee is $20,000 per year, while the additional fee payable to the Chairman of the Governance Committee is $15,000 per year and the additional fee payable to the Chairman of the Nominating Subcommittee is $12,000 per year.

              Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

              In 2017, the Board elected to grant each non-management director approximately $145,000 worth of restricted stock units ("RSUs") for board service and an additional $10,000 worth of RSUs as the fee for service on the Governance Committee. This resulted in each non-management director (other than Mr. Stebbins) receiving 4,280 RSUs and Mr. Stebbins, who does not serve on the Governance Committee received 4,004 RSUs. In connection with his appointment to the Board as a

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director on October 4, 2017, Mr. Gold received 2,732 RSUs representing a pro-rated portion of the annual equity grant.

              The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 50% of the underlying shares will be issued. The issuance of the remaining 50% of the shares will be deferred for three years from the grant date or until the director ceases to be a member of the Board, whichever occurs first.

              Our 2016 Omnibus Plan includes limits on equity awards that may be granted to non-management directors. The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2017. Directors who are employed by us do not receive additional compensation for serving as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Ken Bakshi	$131,000	$154,979	$1,468	$287,447
Jorge L. Benitez	105,000	154,979	1,054	261,033
Stephen J. Gold (4)	27,771	97,833	-	125,603
Richard A. Kassar	107,000	154,979	1,468	263,447
Myles Klein (5)	36,250	-	1,468	37,718
John L. Manley	117,000	154,979	1,468	273,447
J. Thomas Presby	107,667	154,979	1,468	264,114
Stephen K. Roddenberry	123,333	154,979	1,468	279,780
Paul H. Stebbins	75,000	144,985	982	220,967

(1)
The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2017. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 10 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2017.

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(2)
The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2017 was as follows:

Name	Units
Ken Bakshi(a)	36,879
Jorge L. Benitez	7,356
Stephen J. Gold	2,732
Richard A. Kassar	24,035
John L. Manley	9,105
J. Thomas Presby(a)	28,283
Stephen K. Roddenberry	24,035
Paul H. Stebbins	6,872

(a)
Includes 12,844 and 4,248 stock units for Messrs. Bakshi and Presby, respectively, which represent stock awards made to these directors prior to 2010 that they elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

(3)
The amounts shown in the column represent dividends paid to directors with respect to outstanding RSUs.

(4)
Mr. Gold joined our Board in October 2017.

(5)
Mr. Klein did not stand for re-election to our Board at the 2017 Annual Meeting.

Director Stock Ownership Guidelines

              Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $375,000, in our common stock. All of our non-management directors, with the exception of Mr. Benitez, who joined the Board on January 1, 2015 and Mr. Gold, who joined the Board on October 4, 2017, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

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III. INFORMATION CONCERNING EXECUTIVE OFFICERS

              The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns, Crosby, Rau, Lake and Smith are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	61	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	55	2007
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	56	2017
Michael J. Crosby Executive Vice President, Global Land	53	2016
John P. Rau Executive Vice President, Global Aviation and Marine	54	2016
R. Alexander Lake, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary	46	2017

              IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996. Mr. Birns is a member of the Board of Trustees of the New World Symphony of Miami, Florida.

              JEFFREY P. SMITH has served as our Executive Vice President and Chief Operating Officer since October 2017. Previously, he served as Chief Information Officer of International Business Machines Corporation ("IBM") from August 2014 through May 2017, where he was responsible for global information technology ("IT") operations, including provisioning and management of all computing devices and all software solutions required to run IBM, such as Customer Relationship Management ("CRM") for sales and service and Enterprise Resource Planning ("ERP") for financials and manufacturing. Prior to joining IBM, Mr. Smith served as Chief Executive Officer of Suncorp Business Services, part of Suncorp Group Limited, from July 2010 to August 2014, and Chief Information Officer from March 2007 to July 2010. While at Suncorp, Mr. Smith was responsible for the Group's technology, analytics, real estate, finance, procurement, and customer relationship, IT and business process outsourcing operations. With more than 30 years of corporate experience, Mr. Smith has also held senior executive roles in a number of companies including Telstra Corporation and Honeywell.

              MICHAEL J. CROSBY has served as our Executive Vice President of Global Land since March 2016. Previously, he served as our Executive Vice President of Land Americas since April 2015. From January 2014 to March 2015, Mr. Crosby was the Chief Operating Officer of Next Generation Energy Logistics, a private equity-backed fuel and lubes distribution business, where he was instrumental in raising capital and executing the company's acquisition and consolidation strategy. Prior

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to that, from June 2011 to July 2013, Mr. Crosby served as President of Maxum Petroleum, Inc.'s industrial business, including the marine and rail segments, and as President, Commercial Fuel & Lubricants of SC Fuels Trading, LLC from July 2013 to December 2013 following its acquisition of Maxum Petroleum. From January 2009 to December 2010, Mr. Crosby served as Chief Executive Officer of Highlands Override Inc., a new business venture owned by Irving Oil Corporation, a company specializing in finished energy products. From June 2004 to December 2008, Mr. Crosby served as Chief Operating Officer at Irving Oil Corporation, prior to which he was its Chief Resource Officer from November 1999 to May 2004.

              JOHN P. RAU has served as our Executive Vice President of Global Aviation and Marine since March 2016. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American's supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines' Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

              R. ALEXANDER LAKE, JR. has served as our Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2017. Previously, he served as our Senior Vice President, General Counsel and Corporate Secretary since May 2010 and as our General Counsel and Corporate Secretary from January 2004 to May 2010. Prior to joining us, Mr. Lake served as Assistant General Counsel of America Online Latin America, Inc., a leading interactive service provider in Latin America. Prior to that, from September 1996 to January 2001, Mr. Lake served in private practice as a corporate attorney with the law firms of White & Case, Winston & Strawn and Curtis Mallet-Prevost, Colt & Mosle.

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IV. COMPENSATION DISCUSSION AND ANALYSIS

              The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

              This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2017 compensation of our named executive officers, or NEOs. As discussed in Proposal 2 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under "Executive Compensation." To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how, we believe, these programs contribute to our financial performance.

              For 2017, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Jeffrey P. Smith	Executive Vice President and Chief Operating Officer
Michael J. Crosby	Executive Vice President, Global Land
John P. Rau	Executive Vice President, Global Aviation and Marine

              As part of our organizational strategy to drive improved operational performance, we created a new leadership position with the goal of accelerating our digital transformation. Effective, October 16, 2017, the Board appointed Mr. Smith to the position of Executive Vice President and Chief Operating Officer. We anticipate that Mr. Smith will bring his extensive operational and management experience in driving global transformation to complex operating models to this new role. In connection with his appointment, the Compensation Committee, or the Committee, approved certain compensation actions for Mr. Smith, including equity awards, which actions are described under "2017 Compensation Program—2017 Compensation."

Executive Summary

              Our compensation program is designed to attract and retain executives and motivate them to deliver strong financial results. We structure our compensation program to directly align our compensation levels with our current and future performance that creates value for shareholders. As a result, a significant percentage of the total target compensation for our Chief Executive Officer and for all other NEOs in 2017 was a combination of short- and long-term performance-based or equity-based awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price. For 2017, 87% of the total target direct compensation of our Chief Executive Officer was variable or "at-risk" and an average of 79% of the total target direct compensation of our

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other NEOs who were employed at the time the 2017 compensation decisions were made was variable or "at-risk".

CEO Target Direct Compensation	Average NEO Target Direct Compensation

              Despite significant accomplishments in implementing aspects of our strategic plan, our financial results during 2017 continued to be impacted by challenging market conditions that affected our business. Our executive compensation reflected these results and our NEOs did not receive payouts under our annual cash incentive awards and only a very small payout under our equity awards that was tied to our annual net after-tax income ("Net Income") and Earnings-Per-Share ("EPS") and our CEO received only 38.5% of his total target direct compensation. We believe that this demonstrates that, as designed, our compensation program pays for performance.

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

              A guiding principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with, and reasonable in relation to, the level of shareholder value created through the Company's financial, operating and strategic performance. The Committee believes that the use of incentive compensation, particularly equity-based awards, together with stock ownership and retention guidelines are effective methods for motivating our executives and aligning their interests with those of our shareholders.

Performance Metrics Aligned with Value Creation

              Consistent with our objective of rewarding shareholder value creation, we select performance metrics that we believe, if achieved, will most directly translate into both strong short-term financial performance and long-term value thereby resulting in higher share prices. As a result, we principally use annual financial metrics, such as our Net Income/EPS, the level of operating income ("Operating Income") for key "lines-of-sight" ("LOS") and our three-year compound annual growth ("CAGR") in EPS to reward our NEOs. In addition, to a lesser extent, we reward achievement of individual performance metrics that we believe will help us achieve our strategic objectives. Due to the variability of business conditions within the industries in which we operate, we believe it is important that our compensation program is designed to measure and reward short-term, long-term and multi-year performance.

Ensuring Retention and Continued Engagement through Multi-Year Vesting Requirements

              In order to promote retention of our NEOs and provide further incentive for creating shareholder value, we believe NEOs should be required to provide services over multi-year periods in

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order to vest in equity-based awards. Consequently, all of the equity awards granted to our NEOs in 2017 vest over a three or five-year period.

Strong Compensation-Related Corporate Governance Policies

              To ensure continued alignment of compensation with Company performance and the creation of shareholder value without encouraging excessive risk-taking, our Committee has adopted strong compensation-related corporate governance policies, including the following:

  •
  Negative Discretion on Annual Compensation—The Committee can use "negative discretion" to reduce payouts, such as in the event of a significant disconnect between compensation and Company and individual performance.

  •
  Cap on Annual Incentive Awards—Annual cash incentive awards and annual equity performance-based awards under our comprehensive incentive compensation program, or annual incentive program, are subject to a maximum, and the total direct compensation that can be earned by any of our NEOs under the annual incentive program is capped.

  •
  Stock Ownership and Retention Guidelines—Our executive officers are subject to stock ownership guidelines. Our current stock ownership guidelines range from 7x base salary for our Chief Executive Officer to 5x for our Chief Financial Officer and 3x for all other executive officers. The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Shares that are pledged as collateral are excluded from such calculations. Furthermore, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be a NEO, if earlier). As of December 31, 2017, all of our NEOs were in compliance with the stock ownership requirements.

  •
  Anti-Hedging Policy—We have a robust anti-hedging policy that prohibits all of our directors, executive officers and employees from (1) engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

The Compensation-Setting Process

              Annually, the Committee reviews and assesses:

  •
  with respect to each NEO, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and his individual performance;

  •
  recent and historical financial performance and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and

  •
  the nature, amounts, award terms and mix of all elements of the NEOs' compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy and Objectives."

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              The Committee also reviews comprehensive detailed historical compensation analysis to ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee of the Company. This analysis includes information such as the aggregate amounts realized from prior years' compensation, the potential future payout scenarios at various levels of achievement taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO's compensation for a given year.

              The Committee strongly believes that:

  •
  value realized on prior years' compensation from stock appreciation is the reward for the NEO's work over that period and the achievement of our long-term goals;

  •
  reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

  •
  in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

              The Committee also considers the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers. Following these reviews and assessments, the Committee determines the compensation packages for each NEO. This process is subjective and involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of achievement, the Committee does not rely on a fixed formula but rather, it establishes the compensation packages based on the Committee's judgment as to what it believes are reasonable in relation to the levels of shareholder value created at each level of Company performance.

Evaluating Compensation Program Design Using Compensation Comparison Companies

              We believe we have a unique business model and that there is no other company of a similar size and complexity engaged in our same lines of business on a global scale. However, in order to ensure that the Committee has a comprehensive view of market trends in executive compensation, the Committee approved a group of compensation comparison companies that reflects multiple aspects of our complex business model and it uses this group to benchmark our executive compensation program. In forming the group, we considered companies in the industry sectors listed below, taking into account their relative financial size (with a specific focus on net income and market capitalization), and maintaining a reasonable expectation these companies will have some consistency in terms of ongoing industry sector membership.

•
Asset-light demand aggregators;

•
Energy commodity trading organizations;

•
Wholesale diversified distributors;

•
Marine, land, and aviation services providers;

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•
Freight forwarding and logistics services providers; and

•
Systems/payment processing services providers.

The Compensation Committee used data derived from the compensation comparison companies group shown below to inform its decisions about NEO compensation including amounts, design, and mix of pay components. For 2017, the Committee maintained the same compensation comparison companies group as was utilized in 2016, other than one company which was removed as it had been recently acquired by a private company.

•

Anixter International Inc.

•

Arrow Electronics, Inc.

•

Atlas Air Worldwide Holdings, Inc.

•

C.H. Robinson Worldwide, Inc.

•

Expeditors International of Washington, Inc.

•

FleetCor Technologies, Inc.

•

Henry Schein, Inc.

•

Hub Group, Inc.

•

J.B. Hunt Transport Services, Inc.

•

Jones Lang LaSalle Incorporated

•

Kirby Corporation

•

Landstar System, Inc.

•

Noble Energy, Inc.

•

Owens & Minor,  Inc.

•

Performance Food Group, Inc.

•

Ryder System, Inc.

•

Sysco Corporation

•

Tech Data Corporation

•

United Natural Foods, Inc.

•

W.W. Grainger, Inc.

•

WESCO International, Inc.

•

WEX Inc.

•

XPO Logistics,  Inc.

              Although the Committee believes comparison compensation and performance data can be useful, the Committee does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Committee does not set the executives' target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it considers, as part of the overall compensation discussion, the target and actual (1) base salary, (2) short-term incentive compensation and (3) long-term compensation of the NEOs against the 50th percentile of the comparison group.

Independent Compensation Consultants

              In connection with the setting of 2017 executive compensation, the Committee engaged and received advice and assistance from Compensation Strategies, Inc. ("Compensation Strategies"), its independent compensation consultant. Compensation Strategies provides services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of the Compensation Committee Charter and concluded that its work for the Committee does not raise any conflict of interest and that it is independent.

              For 2017, Compensation Strategies provided assistance to the Committee as follows:

  •
  assisted in the preparation and review of quantitative analysis used in the compensation setting process;

  •
  assisted the Committee in developing a competitive analysis of our NEO compensation;

  •
  provided recommendations for the 2017 compensation for our NEOs;

  •
  performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;

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  •
  reviewed the Compensation Discussion and Analysis in the annual proxy statement;

  •
  provided general advice on agreements or other documents the Committee was asked to approve; and

  •
  provided updates on regulatory developments and market trends related to executive compensation.

2017 Say-on-Pay Vote

              At our 2017 annual meeting of shareholders, we sought and received approval from 97% of votes cast (excluding abstentions), on a non-binding, advisory basis, of the 2016 compensation of our NEOs. We regularly engage with our shareholders to understand better their perspectives on our compensation programs. As discussed above under "Shareholder Engagement" on page 14, during 2017 we interacted with 18 of our 25 largest active shareholders of our common stock, representing approximately 52% percent of our shares outstanding. In the past, shareholder feedback has led to changes to our long-term incentive compensation program payable to our executive officers to enhance predictability, by adding a long-term performance metric and enhancing shareholder alignment. Specifically, in 2016 we adopted the performance-based long-term incentive share program (the "Performance Share Plan" or "PSP") to complement the existing annual incentive compensation program. As discussed below, on an annual basis, executives are granted an opportunity to earn equity, with the actual number of shares earned determined based on the Company's CAGR in EPS over the subsequent three-year period.

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2017 Compensation Program

    Elements of Compensation

              The Committee uses a variety of compensation elements to establish individual compensation programs for each of its NEOs. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

              In addition to the compensation elements set forth above, the Committee may grant additional equity awards, including sign-on awards, special retention awards or other discretionary awards from time to time. The Committee uses these awards to attract, reward, incentivize and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity, drive achievement and growth and ensure proper focus on achieving our long-term strategic objectives.

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    2017 Compensation Program Overview

              In 2017, the Committee used each of the compensation elements described above in establishing the executive compensation programs for Messrs. Kasbar, Birns, Crosby and Rau and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the NEOs' direct compensation. The remainder of the direct compensation for Messrs. Kasbar, Birns, Crosby and Rau was variable and designed to reward: (1) each of our NEOs for achieving specified levels of Net Income/EPS, (2) each of our NEOs for achievement of operational and organizational objectives that the Committee believes will contribute to the Company's long-term growth and operational excellence, and (3) Messrs. Crosby and Rau for achieving specified levels of Operating Income for select LOS.

              In 2017, the Committee transitioned the performance-based components of our annual incentive program from being measured on growth in Net Income from the prior year ("Net Income Growth"), to being measured against targeted levels of Net Income/EPS, where the threshold, target, and excellence levels were set based on public earnings guidance and our internal budgets. We believe that rewarding based on these levels provides challenging metrics that align with investor expectations and better reflects the operating environment and market dynamics in the industries where we operate. Furthermore, Net Income/EPS are metrics that each NEO can impact and therefore serves as an appropriate executive performance measure.

              Finally, in 2017, the Committee included Performance-based SSARs ("Performance SSARs") as an additional element of our Long-Term Performance Equity Program in order to further incentivize our NEO's to grow annual EPS. Our Long-Term Performance Equity Program for 2017 therefore had two components, the Performance SSARs and the PSP awards.

•
The Performance SSARs were awarded in March of 2017 and would be earned by the NEOs upon achieving specified EPS targets for 2017. Once earned, the Performance SSARs cliff would vest on the third anniversary of the grant date and expire on the fifth anniversary of the grant date. The exercise price of the Performance SSARs was our closing price on the date of grant and therefore would have value only to the extent that our stock price appreciates over the stock price at the time of the grant.

•
The Committee continued to use the PSP, adopted in 2016, as an overlay to the current core compensation program. Under the PSP, executives are granted a PSP opportunity of a fixed amount (the "PSP Opportunity") annually at the beginning of the three-year vesting period. The PSP Opportunity will be earned based on the achievement of CAGR in EPS targets over the vesting period in order to provide the executives with appropriate incentives to balance the objectives of maximizing earnings with a minimum amount of dilution. The CAGR in EPS performance levels established a Threshold CAGR, at which 50% of the PSP Opportunity will be earned, a Target CAGR at which 100% of the PSP Opportunity will be earned and a Maximum CAGR, at which 200% of the PSP Opportunity will be earned. The number of shares granted at the end of each three-year period would vary based on the level of CAGR in EPS achieved.

              The Committee believes that this layering approach to long-term equity (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term EPS growth and to share in increases in our market value.

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2017 Compensation Program

Base Salary

              Base salary is the only fixed portion of our Compensation Program for our executive officers, including our NEOs. The base salary for each NEO is based on various factors, including position, role, responsibility and past experience. In February 2017, the Committee reviewed the base salaries for our NEOs and decided not to increase their base salaries. In October 2017, upon his appointment as Executive Vice President and Chief Operating Officer, the Committee approved an annual base salary of $600,000 for Mr. Smith.

Annual Incentive Program

              The Committee's design of the annual compensation program is intended to promote investments in near-term and long-term growth and opportunities by our NEOs as well as reward/motivate annual performance. As such, the annual incentive program for each of Messrs. Kasbar, Birns, Crosby and Rau consisted of a mix of Performance-Related Incentive Awards based on annual Net Income/EPS, and for Messrs. Crosby and Rau, also based on specific LOS Operating Income. In addition, each NEO was provided the opportunity to earn a Strategic Objective Cash Incentive Award based on the individual's performance against operational and organizational objectives. Consistent with its objective to align executive compensation with our Company's performance, beginning in 2017, each of the components of the compensation program (other than base salary) is subject to the Company achieving consolidated gross profit for 2017 at least equal to 75% of the prior year's consolidated gross profit.

    Performance-Related Incentive Awards

              In 2017, our Performance-Related Incentive Awards were structured so that NEOs are rewarded for their direct responsibilities within our business. Accordingly, Messrs. Kasbar's and Birns' compensation was based on Net Income/EPS levels at the consolidated level. The Committee believes that this metric is appropriate because Messrs. Kasbar and Birns have roles that directly affect the strategic direction of the Company and our overall performance on a consolidated basis. For Messrs. Crosby and Rau, who each individually oversee a component of our operations, the Committee decided to award a portion of their Performance-Related Incentive Award based on Net Income/EPS achievement and a portion based on the Operating Income for select LOS for which they have responsibility and for which the Committee believes they can impact achievement levels.

              As in prior years, the annual incentive award is payable in cash and equity with the Committee establishing threshold levels at which each components would begin to be earned. The Committee then establishes the amount of cash and equity that would be earned at both target and maximum performance levels. The Committee believes that awarding a portion of the annual incentive award in equity which vests over time further aligns our NEOs interests with the interests of our shareholders and encourages executive decision-making that maximizes value creation over the long-term and that leads to share price appreciation.

              To the extent that the threshold level targets of Net Income/EPS performance are achieved for a particular year, RSUs are issued in March of the subsequent year and vest ratably over the next three years. As in prior years, the Committee chose to use RSUs for the equity portion of the annual Performance-Related Incentive Awards based on tax considerations. The amount of RSUs awarded is determined by taking the actual amount earned by each NEO and issuing RSUs equal to the amount earned divided by the closing price of our common stock on the NYSE on the date the shares of RSUs are issued.

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              For 2017, the Committee established for our NEOs the following thresholds, target and maximum opportunities for our Performance-Related Incentive Awards and the amounts that would be paid in cash and equity.

Company Profitability

Bonus Opportunity – Net Income/EPS

NEO		Threshold	Target	Maximum
Kasbar	Equity	$125,000	$500,000	$1,500,000
	Cash	500,000	1,000,000	3,000,000

	Total	625,000	1,500,000	4,500,000

Birns	Equity	56,250	225,000	675,000
	Cash	175,000	350,000	1,050,000

	Total	231,250	575,000	1,725,000

Crosby	Equity	125,000	500,000	1,500,000
	Cash	75,000	150,000	450,000

	Total	200,000	650,000	1,950,000

Rau	Equity	125,000	500,000	1,500,000
	Cash	75,000	150,000	450,000

	Total	200,000	650,000	1,950,000

The Committee then determined the performance levels of Net Income/EPS at which the Performance-Related Incentive Awards could be earned by our NEOs, calculated in accordance with generally accepted accounting principles, or GAAP, and adjusted for one-time items as deemed appropriate by the Committee. The following Net Income/EPS performance levels for 2017 were based on our internal budgets and consistent with public earnings guidance, with the threshold, target and maximum performance levels representing significant growth over the previous year.

Performance Level	Net Income (millions)/EPS	Annual Growth
1st Threshold (Equity)	$126.7/$1.81	-

2nd Threshold (Cash)	$171.9/$2.46	36%

Target	$183.8/$2.63	45%

Maximum	$220.6/$3.16	75%

LOS Profitability

              For each of Messrs. Crosby and Rau, a portion of their Performance-Related Incentive Awards was also based on the Operating Income of select parts of our business for which they had responsibility. For Mr. Crosby, this amount was based on the Operating Income of our government-related physical operations ("Physical Operations LOS") and the Operating Income of the land segment, excluding our payment processing operations and Physical Operations LOS ("Land LOS"). The Operating Income of the Land LOS would further be adjusted positively or negatively based on the Land LOS return on working capital percentage ("ROWC") achieved for the year (the "ROWC Modifier"). For Mr. Rau, this amount was based on the Operating Income of the aviation segment,

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excluding our payment processing operations and Physical Operations LOS ("Aviation LOS") as well as our marine segment activities ("Marine LOS"), subject in each case to the ROWC Modifier.

              For 2017, the Committee set the following threshold, target and maximum cash bonus opportunities for the Operating Income of Messrs. Crosby's and Rau's respective LOS.

Bonus Opportunity – LOS Operating Income

NEO		Threshold	Target	Maximum
Crosby	Land	$93,750	$375,000	$750,000
	Physical Operations	18,750	75,000	150,000

	Total	112,500	450,000	900,000

Rau	Aviation	56,250	225,000	450,000
	Marine	56,250	225,000	450,000

	Total	112,500	450,000	900,000

The Committee established the threshold, target and maximum performance levels for each LOS based on our confidential operating plan. The threshold was set above the prior year's performance, while the target level represented significant growth and the maximum performance level was intended to be extremely challenging, representing extraordinary annual growth.

    Strategic Objective Cash Incentive Award

              As part of its annual incentive program, the Compensation Committee also rewards NEOs based on the achievement of certain strategic objectives that support key strategic and operational areas of focus for the year. In 2017, these objectives related to portfolio management, organizational effectiveness and operational efficiencies. The Committee annually determines the cash compensation that will be awarded based on a percentage of the achievement of such objectives. For 2017, the Committee set the following maximum cash incentive for each NEO based on the Committee's review of the objectives as whole and each individual NEO's contribution to achieving those objectives.

NEO	Maximum Cash Incentive
Kasbar	$750,000

Birns	$300,000

Crosby	$150,000

Rau	$150,000

Long-Term Performance Equity

              In 2017, our Long-Term Performance Equity was comprised of (1) Performance SSARs and (2) Performance-Based RSUs.

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    Performance SSARs

              In 2017, the Committee added Performance SSARs to our Long-Term Performance Equity program to complement our existing PSP awards and to further incentivize the NEOs to drive growth and share price appreciation over the long term. The Committee initially determined the compensation that would be awarded in Performance SSARs in conjunction with determining the NEOs' overall target compensation opportunity, taking into consideration the relative mix between the cash and equity components of the NEO's target compensation. This amount is then divided by the fair market value of an SSAR on the date of award (based on Black-Scholes) to calculate the number of SSARs that are to be issued. Performance SSAR awards are earned upon achieving minimum EPS for the year in which they are awarded and, once earned, cliff vest on the third anniversary of the grant. As the SSARs are granted with an exercise price equal to the closing price on the date of grant, they only have value to the extent that our stock price appreciates over time. As a result, these awards reward NEOs for annual financial performance and long-term stock appreciation, thereby directly aligning their interests with those of our shareholders.

              For 2017, the Committee issued the following Performance SSARs with an exercise price of $36.25 and set a minimum EPS of $2.46 (the "Performance SSAR Threshold") for the NEOs to earn the SSAR award. If the minimum level of EPS was not met, the SSAR award would be forfeited.

	Performance SSARs
NEO	Grant Date Dollar Value	Number of SSARs
Kasbar	$ 1,000,000	113,507
Birns	$ 400,000	45,403
Crosby	$ 250,000	28,377
Rau	$ 250,000	28,377

    Performance-Based Share Plan

              As in 2016, the Committee again utilized the PSP RSU award to incentivize long-term EPS growth. Under the PSP, executives are granted a PSP Opportunity annually at the beginning of the three-year vesting period. The PSP Opportunity will be earned based on the achievement of CAGR in EPS targets over the vesting period in order to provide the executives with appropriate incentives to balance the objectives of maximizing earnings with a minimum amount of dilution.

              At the start of each three-year performance period, the Committee sets the CAGR in EPS performance objectives. The CAGR in EPS performance levels established a Threshold CAGR, at which 50% of the PSP Opportunity will be earned, a Target CAGR at which 100% of the PSP Opportunity will be earned and a Maximum CAGR, at which 200% of the PSP Opportunity will be earned. Once a three-year performance metric is set, it cannot be changed. At the end of each three-year period, calculations are made using the CAGR in EPS to measure percentage of growth over the three-year period. In the event that growth falls anywhere between threshold and maximum, linear interpolation will be applied to determine the appropriate payout.

              For 2017, the PSP opportunity granted to each of our NEOs is set forth below.

	Performance-Based RSUs
NEO	Target Grant Date	Target Number
	Dollar Value	of RSUs
Kasbar	$ 2,000,000	55,172
Birns	$ 750,000	20,690
Crosby	$ 500,000	13,793
Rau	$ 500,000	13,793

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The Threshold, Target and Maximum CAGR in EPS performance levels were set based on the Company's internal growth targets with the maximum performance set at a level that could only be attained when applicable results are exceptional and justify the higher bonus payout.

Additional Equity Awards

              During the evaluation of our NEO's 2016 compensation, the Committee determined to provide additional incentive for Mr. Kasbar to drive shareholder value and long-term sustained growth and awarded Mr. Kasbar a service-based SSAR award. The Committee concluded that such incentive would be appropriate to effectively motivate, reward and retain Mr. Kasbar in light of the current competitive environment while further aligning his interests with our shareholders. Consequently, in March 2017, the Committee granted Mr. Kasbar an award of 113,507 SSARs, with a grant date fair value of $1,000,000. The SSAR award vests on the third anniversary of the grant date and will expire five years from the grant date.

              In addition, to further incentivize the continued engagement and long-term commitment of Messrs. Crosby and Rau to the success of their respective LOS and to our business as a whole, in March 2017, the Committee determined to make a special retention equity award to each executive in the form of RSUs having a grant date fair value of $500,000. The RSUs vest ratably on the first, second and third anniversaries of the grant date.

Mr. Smith's Compensation Arrangement

              In connection with his appointment as Executive Vice President and Chief Operating Officer in October 2017, the Committee granted Mr. Smith a service-based RSU award having a grant date fair value of $1,500,000, which will vest ratably on the third, fourth and fifth anniversaries of the grant date. In addition, the Committee approved a performance-based RSU award to Mr. Smith having a grant date fair value of $1,500,000 which will vest in 2021 based on our performance during the period ending December 31, 2020. Given the highly competitive market for executive talent, the Committee determined that it was appropriate to grant these awards to Mr. Smith as part of his employment package as the Committee believes his skills will accelerate our digital transformation and his expertise in bringing agility to business teams will be instrumental in driving improved operational performance to create value for our shareholders.

Determining 2017 Performance Results

              In March 2018, the Committee determined whether we achieved our financial metrics and the extent to which each of our NEOs achieved their strategic objectives. As part of this determination, the Committee may use its discretion to determine on a case-by-case basis the extent to which recognition or charges to Net Income/EPS or Operating Income are included or excluded from the determination of the performance level achieved. For example, the Committee may adjust for the impact of acquisitions, dispositions, other corporate transactions as well as one-time charges or benefits that the Committee does not believe reflect either the on-going business of the Company or the efforts of the NEOs. In addition, the Committee may exercise negative discretion on the prescribed incentive awards in accordance with the terms of the 2016 Omnibus Plan, as deemed appropriate by the Committee.

              As the first step of evaluating the extent to which the compensation awards were earned, the Committee determined whether the threshold gross profit performance was met. For 2017, our consolidated gross profit was approximately 104% of 2016 consolidated gross profit; consequently the 75% threshold for payment of the awards under the applicable components of the compensation programs was met. The Committee then evaluated our 2017 actual financial results and decided, consistent with its policies, to make adjustments for certain items, including severance and restructuring

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charges, non-cash charges resulting from impairment of goodwill and other intangibles, and charges and taxes arising from the adoption of the Tax Cuts and Jobs Act of 2017 ("Tax Act"), which the Committee believed did not adequately reflect the on-going business of the Company, economic trends or the efforts of the NEOs.

              Annual Incentive Awards.    Based on the foregoing evaluation, the Committee determined that we reached the Net Income/EPS performance metric at the $1.86 EPS level. As a result, none of our NEOs received a payout under the performance-based cash portion of the annual incentive awards since the performance level was below threshold. The Committee also determined that we did not meet the threshold level of Operating Income for any of our Aviation, Land or Marine LOS, however, we did exceed the maximum Operating Income level for the Physical Operations LOS. Consequently, Mr. Crosby earned the maximum $150,000 for this component of his annual performance-based cash award.

              Our Net Income/EPS performance metric of $1.86 EPS was slightly above the threshold for the performance-based equity portion of the annual incentive awards. As result, on March 15, 2018, each of Messrs. Kasbar, Crosby and Rau received 5,610 RSUs and Mr. Birns received 2,525 RSUs. These RSUs vest ratably on the first, second and third anniversaries of the grant date.

              Strategic Objective Cash Incentive Awards.    Although the NEOs were successful in accomplishing several of their 2017 objectives, including rationalizing our portfolio of businesses through, among other things, exiting certain under-performing lines of business or markets and also executing on various cost-reduction initiatives, the Committee determined that not all of the Strategic Objectives had been satisfactorily met. Accordingly, the Committee decided to exercise its negative discretion by reducing the value of the Strategic Objective Cash Incentive Awards, such that Mr. Kasbar received $562,500, Mr. Birns received $225,000, Mr. Crosby received $50,000 and Mr. Rau received $112,500.

              Performance SSARs.    The Performance SSARs granted in March 2017 were not earned by the NEOs as the Performance SSAR Threshold was not achieved.

              Performance Share Plan.    The three-year performance periods for the existing PSP awards made in 2016 and 2017 have not yet passed, therefore, the Committee did not need to make a determination with respect to our three-year CAGR in EPS. The first determination of such CAGR EPS will occur in March 2019 for the 2016-2018 performance period.

Employee Benefits and Executive Perquisites

              In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our NEOs as described below. The total amount of employee benefits and executive perquisites provided to the NEOs during 2017 represents only a small percentage of each NEO's total compensation and are comprised of those benefits which we believe are necessary to attract and retain executives.

    Retirement and Deferred Compensation

              We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2017, the maximum employee elective contribution to the 401(k) Plan was $18,000, plus an additional $6,000 for employees who were

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at least 50 years old in 2017. For 2017, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan, which was subject to graded vesting during the first three years of employment.

              We do not maintain any pension, non-qualified deferred compensation plan, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, the prior employment agreement in effect for Mr. Kasbar provided that any bonus payable to him that would not be deductible under Section 162(m) of the Code ("Section 162(m)") for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar's employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal. In December 2017, the U.S. tax code was amended by the Tax Act, restricting the availability of tax deductibility for executive compensation paid to Mr. Kasbar and our NEOs. The Committee is continuing to assess the impact of the Tax Act on our compensation program.

    Other Benefits and Perquisites

              Our NEOs are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and term life insurance and accidental death and dismemberment coverage. Our NEOs receive additional individual disability insurance coverage and are eligible for additional executive life insurance coverage. We pay the entire cost of coverage of the term life insurance and executive life insurance as well as short-term disability and a portion of the cost of coverage for medical and dental insurance for Messrs. Kasbar and Birns. Messrs. Kasbar, Birns, Crosby, Rau and Smith are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Agreements with Executives

              Our Committee believes that it is important to protect our intellectual capital. Accordingly, we have agreements and an executive severance policy with respect to our NEOs that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements or policy following termination of employment. The Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

              Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 54 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Equity Grant Practices

              Our equity grant policy provides that equity grants made to NEOs related to prior year performance will be effective on March 15 of each year. Retention, promotion and performance share

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awards are typically granted in March of each year on the 15th or 31st. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

              Under the terms of the 2016 Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Accounting Implications

    Accounting for Share-Based Compensation

              Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Policies

              The Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

    Stock Retention Requirement

              Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our NEOs are in compliance with these retention requirements.

    Stock Ownership Requirement

              Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

              Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based restricted stock or RSUs, and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

              The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of

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compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Committee, in its discretion, may determine the appropriate hardship relief, if any, for non-compliance including: allowing NEOs additional time to regain compliance and suspending ownership requirements in the event of extreme volatility in the Company's stock price.

              The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Our directors are also subject to stock ownership requirements as described on page 28 of this proxy statement under "Director Compensation". All of our NEOs are in compliance with the above requirements.

Derivatives, Hedging and Pledging Transactions

              We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

              We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

Compensation Committee Report on 2017 Executive Compensation

              The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

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V. EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

              The following table summarizes the "total compensation" of our NEOs for the fiscal years ended December 31, 2017, 2016, and 2015 according to the rules promulgated by the SEC.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Option Awards(1)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Michael J. Kasbar	2017	$900,000	$1,999,985	$1,999,993(4)	$562,500(5)	$45,902	$5,508,381
Chairman, President and	2016	875,100	1,999,990	1,232,000	450,000	61,599	4,618,689
Chief Executive Officer	2015	750,000	436,208	221,700	650,000	54,883	2,112,792
Ira M. Birns	2017	600,000	750,013	400,000	225,000(5)	26,943	2,001,956
Executive Vice President	2016	583,400	1,000,019	—	180,000	37,178	1,800,597
and Chief Financial Officer	2015	500,000	184,102	88,680	250,000	35,527	1,058,309
Jeffrey P. Smith	2017	118,077(6)	2,999,985	—	—	25,585(7)	3,143,648
Executive Vice President
and Chief Operating Officer
Michael J. Crosby	2017	500,000	999,993	250,001	200,000(5)(8)	21,209	1,971,203
Executive Vice President,	2016	487,550	1,500,004	—	168,707	115,913	2,272,174
Global Land
John P. Rau	2017	500,000	999,993	250,001	112,500(5)	21,894	1,884,388
Executive Vice President,	2016	475,100	1,500,004	—	202,815	116,859	2,294,778
Global Aviation and Marine

(1)
The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to common stock, restricted stock, RSUs and SSARs granted to the NEOs. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the 2006 Omnibus Plan, as amended and restated, and the 2016 Omnibus Plan, and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 (for fiscal year 2017), Note 9 (for fiscal year 2016) and Note 8 (for fiscal year 2015) to the consolidated financial statements in Item 15 of the respective annual reports on Form 10-K.

(2)
For 2017, the Stock Awards column for Messrs. Kasbar and Birns reflects the three-year Performance Shares that were awarded in March 2017 and for Messrs. Crosby and Rau includes $499,996 arising from the three-year Performance Shares that were awarded in March 2017. A determination of the amount of the Performance Shares, if any, that will be earned will be made in March 2020.

For 2017, the Option Awards column reflects the Performance SSARs which could have been earned by the NEO based on achieving the Performance SSAR Threshold. However, based on the actual EPS for 2017, the Performance SSAR Threshold was not met and therefore all of these Performance SSARs were forfeited. See "Grants of Plan-Based Awards Table" for more information on the Performance Shares and the Performance SSARs.

(3)
The amounts shown in this column include health and other insurance benefits, club membership dues, matching contributions under our 401(k) plan and, for 2016 and 2015, dividends paid in connection with the vesting of equity awards, in each case paid to or on behalf of the NEOs.

(4)
This amount includes the grant date fair value of a service-based award to Mr. Kasbar of 113,507 SSARs, which vest in March 2020.

(5)
This amount reflects strategic objective cash incentive awards earned by each of the NEOs based upon their achieving a portion of their 2017 strategic objectives. These awards were also subject to the Company earning at least 75% of consolidated gross profit for the prior year. For 2017, consolidated gross profit was 104% of 2016 consolidated gross profit.

(6)
This amount represents the pro-rated salary for Mr. Smith, who joined our Company in October 2017.

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(7)
In connection with his employment, we agreed to provide Mr. Smith with a short-term travel and housing allowance of $8,000 per month ending in October 2019. This amount includes $24,000 of such allowance.

(8)
This amount also includes an annual cash incentive award earned under the EIP by Mr. Crosby based on Operating Income growth for the Physical Operations LOS in 2017 in the amount of $150,000.

Grants of Plan-Based Awards

              The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2017.

GRANTS OF PLAN-BASED AWARDS

						All Other Stock Awards, Number of Shares of Stock or Units (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)
Michael J. Kasbar	n/a	03/24/17	500,000(2)	1,000,000(2)	3,000,000(2)
Chairman, President	n/a	03/24/17	—(3)		750,000(3)
and Chief Executive Officer	03/31/17	03/24/17				55,172(4)	1,999,985
	03/31/17	03/24/17				113,507(5)	999,997
	03/31/17	03/24/17				113,507(6)	999,997
Ira M. Birns	n/a	03/24/17	175,000(2)	350,000(2)	1,050,000(2)
Executive Vice President	n/a	03/24/17	—(3)		300,000(3)
and Chief Financial Officer	03/31/17	03/24/17				20,690(4)	750,013
	03/31/17	03/24/17				45,403(6)	400,000
Jeffrey P. Smith	11/10/17	10/03/17				55,949(7)	1,499,993
Executive Vice President	11/10/17	10/03/17				55,949(8)	1,499,993
and Chief Operating Officer
Michael J. Crosby	n/a	03/24/17	18,750(2)	600,000(2)	1,350,000(2)
Executive Vice	n/a	03/24/17	—(3)		150,000(3)
President, Global Land	03/31/17	03/24/17				13,793(4)	499,996
	03/31/17	03/24/17				28,377(6)	250,001
	03/31/17	03/24/17				13,793(9)	499,996
John P. Rau	n/a	03/24/17	56,250(2)	600,000(2)	1,350,000(2)
Executive Vice	n/a	03/24/17	—(3)		150,000(3)
President, Global Aviation and Marine	03/31/17	03/24/17				13,793(4)	499,996
	03/31/17	03/24/17				28,377(6)	250,001
	03/31/17	03/24/17				13,793(9)	499,996

(1)
The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2016 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(2)
The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2017 annual performance-related cash incentive awards under the EIP. For 2017, we did not meet the threshold for Net Income/EPS established by the Committee and as a result, the NEOs did not earn an annual performance-related cash incentive award for the Net Income/EPS component of their compensation program. For Messrs. Crosby and Rau, this also includes cash incentive awards that could be earned under the EIP based on Operating Income growth for the respective LOS for which they are responsible. For 2017, we did not meet the threshold level of Operating Income for any of our Aviation, Land or Marine LOS, however, we did exceed the maximum Operating Income level for the Physical Operations LOS for which Mr. Crosby earned the maximum $150,000. Please see the discussion regarding the compensation programs for the NEOs beginning on page 38 of this proxy statement for additional information.

(3)
The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards under the EIP subject to the Company earning at least 75% of consolidated gross profit for the prior year. For 2017, the NEOs achieved only a portion of their strategic objectives and therefore the Committee reduced the amounts payable to the NEOs. Please see the discussion regarding the compensation programs for the NEOs beginning on page 38 of this proxy statement for additional information.

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(4)
The amounts shown reflect the awards issued under the PSP at the target level of CAGR in EPS for the three-year period ending in December 2019. Please see the discussion regarding the compensation programs for the NEOs beginning on page 38 of this proxy statement for additional information.

(5)
The amount shown reflects a service-based SSAR award that will vest on the third anniversary of the grant date. Please see the discussion regarding this award on page 43 of this proxy statement for additional information.

(6)
The amount shown reflects the Performance SSAR award granted to Messrs. Kasbar, Birns, Crosby and Rau that could be earned by these NEOs upon achieving a minimum EPS for 2017. These Performance SSARs were not earned by the NEOs as the threshold performance level of $2.46 in EPS was not achieved. Please see the discussion regarding this award beginning on page 42 of this proxy statement for additional information.

(7)
The amount shown represents a service-based RSU granted to Mr. Smith in connection with his appointment as Executive Vice President and Chief Operating Officer in October 2017. This award will vest annually in three equal installments beginning on November 10, 2020. Please see the discussion regarding the compensation arrangement for Mr. Smith beginning on page 43 of this proxy statement for additional information.

(8)
The amount shown represents a performance-based RSU granted to Mr. Smith at the target level of performance during the three-year period ending December 31, 2020. Please see the discussion regarding the compensation arrangement for Mr. Smith beginning on page 43 of this proxy statement for additional information.

(9)
The amounts shown represent retention awards granted to Messrs. Crosby and Rau in March 2017. These awards will vest annually in three equal installments beginning on March 31, 2018. Please see the discussion regarding this award on page 43 of this proxy statement for additional information.

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Outstanding Equity Awards at Fiscal Year-End

              The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2017, for our NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive Plan Awards					Equity Incentive Plan Awards
								Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
			Number of Securities Underlying Unexercised Unearned Options / SSARs (#)			Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
	Number of Securities Underlying Unexercised Options/SSARs
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Michael J. Kasbar	38,431			$39.58	03/15/18	2,688(2)	$75,640	10,292(4)	$289,624
Chairman,	29,991			45.517	03/15/18	45,137(3)	1,270,155	27,586(5)	776,270
President and Chief	10,000	5,000(6)		57.48	03/31/20
Executive Officer		100,000(7)		48.58	03/31/21
		113,507(8)		36.25	03/31/22
			113,507(9)	36.25	03/31/22
Ira M. Birns	21,083			39.58	03/15/18	1,134(2)	31,911	5,146(4)	144,816
Executive Vice	12,811			45.517	03/15/18	18,055(3)	508,068	10,345(5)	291,108
President and Chief	4,000	2,000(6)		57.48	03/31/20
Financial Officer			45,403(9)	36.25	03/31/22
Jeffrey P. Smith						55,949(10)	1,574,405	27,975(11)	787,202
Executive Vice President and Chief Operating Officer
Michael J. Crosby			28,377(9)	36.25	03/31/22	2,915(2)	82,028	2,573(4)	72,404
Executive Vice						20,585(3)	579,262	1,214(13)	34,169
President, Global Land						13,793(12)	388,135	6,897(5)	194,068
John P. Rau			28,377(9)	36.25	03/31/22	3,610(14)	101,585	2,573(4)	72,404
Executive Vice						9,714(2)	273,352	1,214(13)	34,169
President, Global						20,585(3)	579,262	6,897(5)	194,068
Aviation and Marine						13,793(12)	388,135

(1)
The amounts in this column are based on the closing price of our common stock on December 29, 2017 of $28.14.

(2)
This amount reflects RSUs (in the case of Messrs. Kasbar and Birns) that vest in March 2018 or shares of restricted stock (in the case of Messrs. Crosby and Rau) that vest one-third annually beginning May 2018, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects RSUs (in the case of Messrs. Kasbar and Birns) that vest one-half annually beginning March 2018 or (in the case of Messrs. Crosby and Rau) that vest one-third annually beginning May 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)
This amount reflects the threshold amount of RSUs that would be earned by the NEO in 2019 under the PSP assuming a minimum CAGR in EPS of 3%. Any earned portion will vest on the date after December 31, 2018 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the performance period but in no event later than March 15, 2019.

(5)
This amount reflects the threshold amount of RSUs that would be earned by the NEO in 2020 under the PSP assuming a minimum CAGR in EPS of 3%. Any earned portion will vest on the date after December 31, 2019 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the performance period but in no event later than March 15, 2020.

(6)
This amount reflects SSARs that vest in March 2018, subject to earlier vesting upon a change of control or qualifying termination of employment.

(7)
This amount reflects SSARs that vest in March 2019, subject to earlier vesting upon a change of control or qualifying termination of employment.

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(8)
This amount reflects SSARs that vest in March 2020, subject to earlier vesting upon a change of control or qualifying termination of employment.

(9)
This amount reflects the Performance SSARs which could be earned by the NEO based on achieving the Performance SSAR Threshold. Based on the actual EPS for 2017, the Performance SSAR Threshold was not met and therefore all of these Performance SSARs were forfeited. See "Grants of Plan-Based Awards Table" for more information on the Performance SSARs.

(10)
This amount reflects RSUs that vest one-third annually beginning March 2020, subject to earlier vesting upon a change of control or qualifying termination of employment.

(11)
This amount reflects the threshold amount of RSUs that would be earned by Mr. Smith in 2021 under his performance-based equity grant assuming the threshold level of performance established by the Committee for the 2018 annual incentive compensation program. Any earned portion will vest on the date after December 31, 2020 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance goal has been achieved for the performance period but in no event later than March 15, 2021.

(12)
This amount reflects RSUs that vest one-third annually beginning March 2018, subject to earlier vesting upon a change of control or qualifying termination of employment.

(13)
This amount reflects the threshold amount of RSUs that would be earned by the NEO in 2018 under a three-year performance equity award, assuming a minimum EPS threshold with a modifier based on the three-year average of the difference between the percentage return on invested capital and weighted average cost of capital.

(14)
This amount reflects shares of restricted stock that vest one-half annually beginning March 2018, subject to earlier vesting upon a change of control or qualifying termination of employment.

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Option Exercises and Stock Vested

              The following table sets forth the stock vested during the year ended December 31, 2017 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael J. Kasbar Chairman, President and Chief Executive Officer	29,389	$1,089,156
Ira M. Birns Executive Vice President and Chief Financial Officer	10,740	398,024
Michael J. Crosby Executive Vice President, Global Land	971	37,296
John P. Rau Executive Vice President, Global Aviation and Marine	8,682	333,476

(1)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the NEO which may differ based on when the acquired shares are ultimately disposed of by the NEO.

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Non-Qualified Deferred Compensation

              The following table sets forth non-qualified deferred compensation during the year ended December 31, 2017 for Mr. Kasbar.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1) Chairman, President and Chief Executive Officer	$8,027	$218,415

(1)
Mr. Kasbar's prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar's employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. Because the aggregate earnings in the last fiscal year did not constitute "above market earnings" within the meaning of the applicable SEC rules, this amount is not reflected in the Summary Compensation Table.

Potential Payments upon Termination of Employment or Change of Control

              Our employment agreement with Mr. Kasbar (the "Kasbar Agreement") and executive severance agreement with Mr. Birns (the "Birns Agreement") each provides for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreements with each of Messrs. Crosby and Rau in connection with their promotions to executive officers, our Board adopted an Executive Severance Policy ("ESP") applicable to Messrs. Crosby and Rau and other executives that the Committee may subsequently designate as participating executives. Upon his appointment as our Executive Vice President and Chief Operating Officer in October 2017, Mr. Smith was designated a participating executive. The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives' employment in certain specified circumstances.

              Each of the Kasbar Agreement, the Birns Agreement and the ESP provides for certain benefits (1) if the NEO's employment is terminated due to Death or Disability, (2) if the NEO's employment is terminated by the Company without "Cause" (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with "Good Reason" (as that term is defined in the relevant agreement or arrangement, which for Messrs. Crosby, Rau and Smith is within two (2) years after a Change of Control has occurred). If the employment of any of the NEOs is terminated without Cause or for Good Reason within two (2) years after a Change of Control then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

Termination Without Cause

              Kasbar Agreement—Under the Kasbar Agreement, "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and

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material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

              Birns Agreement—Under the Birns Agreement, "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement that cannot be cured.

              ESP—Under the ESP, "cause" means (i) the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the executive of any Company policy; (v) any act by the executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the executive's impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term "materiality" inserted as a qualifier to each instance of violation, breach or other misconduct by the executive.

              None of the agreements or arrangements provide for any payment of severance or other benefits in the case of a Termination With Cause, although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy in effect during 2017 provided that all employees are entitled to their accrued but unused vacation upon termination.

Termination For Good Reason

              Kasbar Agreement—Under the Kasbar Agreement, "good reason" means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Kasbar Agreement; (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or

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status; and (vi) a voluntary termination by Mr. Kasbar for any reason within 30 days following the first anniversary of a change of control.

              Birns Agreement—The definition of good reason in the Birns Agreement means the occurrence of any of the following (i) the assignment to the executive of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay the executive's base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County.

              ESP—The definition of "good reason" under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a "Change of Control" (as defined in the ESP). Specifically, an executive will have the ability to terminate his employment with "Good Reason" upon the happening of any of the following within two years after a "Change of Control": (i) the assignment to the executive of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay the executive's base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County.

    Change of Control

              Under the Kasbar Agreement, the Birns Agreement and the ESP, a "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred if we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and Mr. Kasbar's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

Severance Payments and Benefits

              Kasbar Agreement—As set forth in the table below, upon the occurrence of a termination by Mr. Kasbar for good reason, by the Company without cause, following a change of control or non-renewal, we will make the following payments:

(i)
the Accrued Obligations (as defined in the Kasbar Agreement);

(ii)
an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two year period immediately following the termination date;

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(iii)
(a) continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

(b) after Mr. Kasbar is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to Mr. Kasbar and his immediate family until Mr. Kasbar turns 65 or, if earlier, the date on which neither Mr. Kasbar nor his surviving spouse is living provided that (a) coverage will not be provided for any period where Mr. Kasbar is eligible to receive coverage through employment or services provided to another person or entity; (b) coverage will not be provided for any dependent over age 21 other than Mr. Kasbar's spouse; and (c) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

(iv)
a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period.

              Upon the occurrence of a termination by Mr. Kasbar without good reason, by the Company for cause or by the Company due to Mr. Kasbar's death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

              Birns Agreement and ESP—As set forth in the table below, under the ESP and the Birns Agreement, upon the occurrence of a termination by the Company without Cause or by the executive for good reason we will make the following payments:

(i)
an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination;

(ii)
any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;

(iii)
a prorated bonus for the calendar year in which the executive's employment is terminated, however, no pro-rated bonus will be paid if the executive's termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;

(iv)
continued health insurance coverage in effect as of the termination date for the executive and his immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and

(v)
in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Compensation Committee) of the executive's base salary as of the termination date, which will be paid to each executive in regular payroll installments over a 24-month period following termination.

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              Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Messrs. Crosby, Rau and Smith will be entitled to the payments specified in (i)-(iv) above.

Potential Payments Upon Termination Table

              The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) Termination by Company for Cause or by Executive Without Good Reason, (2) Termination by Company Without Cause, (3) Termination by Executive for Good Reason, (4) Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control, and (5) Termination of employment due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2017. In order to receive the benefits set forth below, an executive must satisfy certain restrictive covenants for a specified period of time after the termination event before any cash severance payment is made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Acceleration and Continuation of Equity Awards(4)		Total(5)
Mr. Kasbar
Termination by Company for Cause or by Executive Without Good Reason	$—	$—	$—	$—		$—
Termination by Company Without Cause(6) or by Executive for Good Reason	3,000,000	562,500	174,283	1,793,193	(9)	5,529,976
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	5,000,000	562,500	174,283	3,421,754	(9)	9,158,537
Death or Disability	—	562,500	—	1,793,193	(9)	2,355,693
Mr. Birns
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—		—
Termination by Company Without Cause or by Executive for Good Reason	1,200,000	225,000	32,816	775,624		2,233,440
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	1,200,000	225,000	32,816	1,447,423		2,905,239
Death or Disability	—	225,000	—	775,624		1,000,624
Mr. Smith
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—		—
Termination by Company Without Cause	600,000	—	32,902	—		632,902
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	600,000	—	32,902	3,148,810		3,781,712
Death or Disability	—	—	32,902	73,262		106,163
Mr. Crosby
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—		—
Termination by Company Without Cause	1,000,000	150,000	32,902	342,913		1,525,815
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	1,000,000	150,000	32,902	1,863,853		3,046,755
Death or Disability	—	200,000	32,902	643,328		876,230

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	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Acceleration and Continuation of Equity Awards(4)	Total(5)
Mr. Rau
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—	—
Termination by Company Without Cause	1,000,000	—	32,902	586,581	1,619,482
Termination by Company Without Cause or by Executive for Good Reason(7) within two (2) years of a Change of Control	1,000,000	—	32,902	2,156,762	3,189,664
Death or Disability	—	112,500	32,902	789,608	935,010

(1)
The amounts in this column are the severance payments payable to Mr. Kasbar and Mr. Birns upon the occurrence of the relevant event. For Messrs. Birns, Crosby, Rau and Smith, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2017), payable over a 24-month period.

(2)
The amounts in this column are the bonuses payable to the executive under the EIP, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the executive's employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2017. For Messrs. Crosby, Rau and Smith, this amount reflects only amounts earned based upon achievement of Operating Income targets in their respective business units in 2017 and excludes any bonuses earnable based on achievement of non-financial objectives except in the case of death or disability.

(3)
Each executive is entitled to receive continuation of his medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period. In addition, Mr. Kasbar is entitled to be reimbursed for the cost of obtaining comparable private health insurance coverage until the occurrence of various events up to a maximum of $150,000. For purposes of this table, we have assumed the maximum premiums would be paid.

(4)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2017, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 30, 2017. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2017, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 30, 2017. The equity granted under the PSP is reflected assuming performance at target, pro rata for all events other than those that occur after a Change of Control and full acceleration for either a Termination without Cause or a Termination with Good Reason that occurs after a Change of Control.

(5)
The totals in this column do not include additional amounts payable to the executive under the Company's other employment programs that are applicable to all employees. Specifically, in accordance with the Company's policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and for 2017, a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned bonus upon any separation from us. Please see "Non-Qualified Deferred Compensation" table beginning on page 54 for an explanation of this amount.

(6)
If Mr. Kasbar's employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without Cause.

(7)
As discussed above, our ESP defines "Good Reason" to have occurred only if certain events have happened within two years after a Change of Control has occurred. Consequently, for Messrs. Crosby, Rau and Smith, any termination by him of his employment upon the occurrence of such events absent a Change of Control will be deemed a Termination without Good Reason.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Michael J. Kasbar.

As of December 31, 2017, our employee population consisted of approximately 5,225 individuals working at the Company and its subsidiaries, of which approximately 2,501 are located in the United States and approximately 2,724 are located outside the United States. We selected December 31, 2017, the last day of our fiscal year, as the determination date for identifying the median employee. In connection with this analysis, we excluded 49 employees, which were all of our employees located in Sweden.

To identify the median employee, we calculated the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2017) paid to all of our employees (other than our Chief Executive Officer). We did not make any cost-of-living or other adjustments in identifying the median employee.

Based on this methodology, the median employee was a full-time, salaried employee in the United States. We calculated the 2017 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee's annual total compensation was $55,741.

Utilizing the same executive compensation rules, and consistent with the amount reported in the "Total" Column of our 2017 Summary Compensation Table in the Executive Compensation section above for our Chief Executive Officer, the annual total compensation of our Chief Executive Officer was $5,508,381. The resulting ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee was 99 to 1.

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VI. PROPOSAL NO. 2—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

          The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives' interests with those of our shareholders.

          Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 31 of this proxy statement, and the compensation of our named executive officers, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our named executive officers and evaluating our executive compensation principles, policies and procedures.

              The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

  •
  Total compensation is tied to performance.  The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

  •
  Long-term equity compensation aligns executives' and shareholders' interests.  Our named executive officers receive equity awards, which generally have multi-year vesting requirements.

              This framework has resulted in compensation for our named executive officers that is commensurate with our financial results. Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

              "RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

Vote Required

              The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT.

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VII. PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

              The Audit Committee appoints, compensates, retains and oversees our auditors. The Audit Committee engages in an annual evaluation of the independent registered certified public accounting firm's qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered certified public accounting firm.

              The Audit Committee has selected PwC to serve as our independent registered public accounting firm for 2018. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full Audit Committee and with management.

              The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2018. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

              Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

              The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016, and fees billed for other services rendered by PwC during those periods.

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Services Rendered

	(In millions)
	2017	2016

Audit Fees(1)	$7.9	$5.8
Audit-Related Fees(2)	0.2	0.1
Tax Fees	—	—
All Other Fees	—	—

Total	8.1	5.9

(1)
These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

(2)
This amount represents fees for professional services rendered in connection with service organization control reports in 2016 and 2017 and with the implementation of accounting-related software in 2017.

Audit Committee Pre-Approval Policy

              Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors' independence. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

              The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

Report of the Audit Committee

              The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2017

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fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

              Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

              In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2017 fiscal year for filing with the SEC.

John L. Manley, Chairman
Richard A. Kassar, Member
J. Thomas Presby, Member

              Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR
THE 2018 FISCAL YEAR

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VIII. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 4, 2018 (the "Reporting Date"), by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2017; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent(2)
Holding more than 5%
BlackRock, Inc.(3)	5,804,509	8.6%
The Vanguard Group, Inc.(4)	5,554,655	8.2%
FMR, LLC(5)	3,969,199	5.9%
Dimensional Fund Advisors LP(6)	3,618,224	5.3%
Named executive officers and directors:
Michael J. Kasbar(7)	790,146	1.2%
Ira M. Birns(8)	105,503	*
Michael J. Crosby(9)	9,988	*
John P. Rau(10)	31,765	*
Jeffrey P. Smith(11)	-	*
Ken Bakshi(12)	40,101	*
Jorge L. Benitez(13)	11,667	*
Stephen J. Gold(14)	2,732	*
Richard A. Kassar(15)	40,942	*
John L. Manley(16)	27,106	*
J. Thomas Presby(17)	37,831	*
Stephen K. Roddenberry(18)	73,657	*
Paul H. Stebbins(19)	245,413	*
All executive officers and directors as a group (14 persons)(20)	1,463,348	2.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $24.41 for our common stock on the Reporting Date and the SSAR exercise price and (b) dividing such number by $24.41. The percentages shown are based on 67,706,254 shares of common stock issued and outstanding on the Reporting Date.

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(3)
Based on a Schedule 13G/A, as filed with the SEC on January 23, 2018. BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 5,804,509 shares of our outstanding common stock, of which they hold sole voting power with respect to 5,483,375 shares and sole investment power with respect to all of the beneficially owned shares.

(4)
Based on a Schedule 13G/A, as filed with the SEC on February 9, 2018. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., are the beneficial owners of 5,554,655, 31,127 and 13,971 shares, respectively, of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to 36,598 shares, shared voting power with respect to 8,500 shares, sole investment power with respect to 5,515,028 shares and shared investing power with respect to 39,627 shares beneficially owned.

(5)
Based on a Schedule 13G/A, as filed with the SEC on February 13, 2018. FMR, LLC, 245 Summer Street, Boston, MA 02210, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 3,969,199 shares of our outstanding common stock, of which they hold sole voting power with respect to 514,646 shares and sole investment power with respect to all of the beneficially owned shares.

(6)
Based on a Schedule 13G, as filed with the SEC on February 9, 2018. The Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746, an investment adviser in accordance with Rule 13d 1(b)(1)(ii)(E) serves as an investment manager or sub-adviser to investment companies, trusts and accounts, collectively referred to as the "Funds". In such role, Dimensional Fund Advisors LP or its subsidiaries may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional Fund Advisors LP has sole voting power with respect to 3,505,009 shares and sole investment power with respect to 3,618,224 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

(7)
This amount includes 1,340 of the reported shares of common stock which are indirectly held by Mr. Kasbar's spouse. This amount excludes 28,179 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 403,784 shares that were pledged as collateral for a personal loan.

(8)
This amount excludes 11,533 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(9)
This amount includes 2,186 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 35,391 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Crosby has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(10)
This amount includes 6,256 shares of common stock issuable pursuant to the settlement of RSUs that will vest within 60 days of the Reporting Date. This amount excludes 35,391 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

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(11)
This amount excludes 55,949 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Smith has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(12)
This amount includes 36,908 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 29,552 shares will be delivered to Mr. Bakshi upon his departure from the Board, 2,140 will be delivered in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(13)
This amount includes 7,356 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 2,140 shares will be delivered to Mr. Benitez in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(14)
This amount includes 2,732 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 1,366 shares will be delivered to Mr. Gold in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the grant date.

(15)
This amount includes 24,035 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 16,679 shares will be delivered to Mr. Kassar upon his departure from the Board, 2,140 shares will be delivered in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 4,000 of the shares of common stock beneficially owned by Mr. Kassar are held by his defined benefit plan, for which Mr. Kassar serves as trustee.

(16)
This amount includes 9,105 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 1,749 shares will be delivered to Mr. Manley upon his departure from the Board, 2,140 shares will be delivered in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(17)
This amount includes 28,266 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 20,910 shares will be delivered to Mr. Presby upon his departure from the Board, 2,140 shares will be delivered in May 2018 and the balance of the RSUs will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(18)
This amount includes 24,035 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 16,679 shares will be delivered to Mr. Roddenberry upon his departure from the Board, 2,140 shares will be delivered in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(19)
This amount includes 6,872 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 2,002 shares will be delivered to Mr. Stebbins in May 2018 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 233,664 of the shares of common stock beneficially owned by Mr. Stebbins are held by The Stebbins Childrens Trust, for which Mr. Stebbins serves as trustee.

(20)
This amount includes an aggregate of 154,935 shares issuable pursuant to RSUs or SSARs that vested or will vest within 60 days after the Reporting Date.

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IX. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2017 were made on a timely basis.

Shareholder Proposals for the 2019 Annual Meeting

              Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2019 annual meeting of shareholders, or the "2019 Annual Meeting," is December 14, 2018. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

              Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in our proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 24, 2019) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2019 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 24, 2019 and no later than the close of business on February 22, 2019. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities. If we hold the 2019 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

              Our By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

              The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

              The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

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Expenses Relating to this Proxy Solicitation

              We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board of Directors

              Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non- management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) contacting our compliance hotline at (877) 787-8742 (Toll Free Domestic) or (770) 776-5690 (Collect) or (iii) accessing www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

              We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee and Technology and Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found under the Investor Relations—Corporate Governance section of our website located at www.wfscorp.com, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

              We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2017 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our Internet website, located at www.wfscorp.com. You should direct a request for a copy of this report to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. We will forward you a copy of any exhibit to the 2017 annual report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

              Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

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Householding

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

              If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

              If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

World Fuel Services Corporation     |     2018 Proxy Statement    70

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. World Fuel Services Corporation 9800 Northwest 41st Street Miami, FL 33178 Attn: Corporate Secretary ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS ---------------------------------------------------------------------------------------------------------------------------------------DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR all listed nominees in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees:    01 02 03 04 05 06 07 08 09 Michael J. Kasbar Ken Bakshi Jorge L. Benitez Stephen J. Gold Richard A. Kassar John L. Manley J. Thomas Presby Stephen K. Roddenberry Paul H. Stebbins

For Against Abstain 2. Approval of the non-binding, advisory vote on executive compensation. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2018 fiscal year. NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE THIS UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT. For address changes and/or comments, mark here. (see reverse for instructions) Please indicate if you are planning to attend the meeting.YesNo (Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. World Fuel Services Corporation 9800 Northwest 41st Street Miami, FL 33178 This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 24, 2018 at 8:00 AM Eastern Time to be held at the offices of Chadbourne & Parke LLP located at 1301 Avenue of the Americas, New York, NY 10019. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” the Nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Paul H. Stebbins with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: